November 1, 1995



Chemical Bank
270 Park Avenue
New York, New York  10017
Attention:  Mr. Robert Gillham

The Boatmen's National Bank of St. Louis
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri  63166-0236
Attention:  Mr. Thomas Guyton

Mercantile Bank of St. Louis National Association
Eighth & Locust, 12th Floor
P.O. Box 524
St. Louis, Missouri  63101
Attention:  Mr. John A. Holland

Ladies and Gentlemen:

       Re: Further Extension of line of credit agreement dated October 18, 1993, as amended and extended by letters dated April 18, 1994, August 18, 1994, October 18, 1994,
             March 1, 1995, May 23, 1995 and September 1, 1995 among Laclede Gas Company ("Laclede"), Chemical Bank ("Chemical"), The Boatmen's National Bank of St. Louis ("Boatmen's") and Mercantile Bank of St. Louis National Association ("Mercantile") (said banks being hereinafter collectively called the "Banks" and said line of credit agreement, as thus amended and extended, being hereinafter called the "Line of Credit Agreement").

      This amendatory agreement will confirm our agreement to further extend the above-referenced Line of Credit Agreement from November 1, 1995 to March 1, 1996 on the same terms and conditions set forth in the above-referenced Line of Credit Agreement; subject only to the terms and modifications expressly set forth in numbered Paragraphs 1 through 5 below, each of which Paragraphs shall be effective on November 1, 1995.











                                 Page 14

Chemical Bank
The Boatmen's National Bank of St. Louis
Mercantile Bank of St. Louis National Association
November 1, 1995
2

           1. Maximum Amounts of Advances. The combined aggregate principal amount of Advances at any time outstanding from any Bank under the Line of Credit Agreement shall not, on or after November 1, 1995, exceed the amount set forth opposite the name of such Bank below (such Bank's "Maximum Amount"), and shall be in a combined aggregate principal amount at any time outstanding which shall not exceed $50 million:

      Name of Bank                   Maximum Amount

      Chemical                        $25,000,000
      Boatmen's                       $12,500,000
      Mercantile                      $12,500,000

           2. New Termination Date. The phrase "Termination Date" as defined in the Line of Credit Agreement is hereby amended from November 1, 1995 to March 1, 1996. Accordingly, all references in the Line of Credit Agreement to the Termination Date shall hereafter refer to March 1, 1996.

           3. New Form of Note. Each executed Note in the form of Exhibit A to the Line of Credit Agreement, as previously amended, as to which no sums are then due and payable thereunder shall be returned to Laclede immediately for cancellation, upon the holder Bank's receipt of an executed Note to that Bank in the form attached as Exhibit A to this amendatory agreement.

           4.  Absence of Material Adverse Change.  The making of
      Advances under the Line of Credit Agreement as amended by this letter agreement is also subject to the absence of any material adverse change since September 30, 1995, in the financial condition of Laclede.

           5. Interest Rate on LIBO Rate Advances; Facility Fee Rate. The interest rate on LIBO Rate Advances and the Facility Fee shall remain as specified respectively in Paragraphs 3 and 4 of the letter of Amendment and Extension dated August 18, 1994.

           6.  Ratification of Remainder of Line of Credit
      Agreement. Subject only to the amendments expressly set forth in numbered Paragraphs 1 through 5 above, the Line of Credit Agreement is hereby ratified, confirmed and approved in all respects.





                                 Page 15

Chemical Bank
The Boatmen's National Bank of St. Louis
Mercantile Bank of St. Louis National Association
November 1, 1995
3

      Please indicate your acceptance of this amendment and extension by signing in the appropriate space below and returning to Laclede Gas Company the enclosed duplicate of the original of this letter. This letter may be executed in counterparts, each of which shall be an original, and all of which when taken together, shall constitute one agreement which shall amend and extend the Line of Credit Agreement as hereinbefore provided.


                                Very truly yours,

                                LACLEDE GAS COMPANY

                                By:  /s/Vernon O. Steinberg
                                Name:  Vernon O. Steinberg
                                Title: V.P.-Treas. & Asst. Secy.

Accepted and Agreed to as of
the date first written above.

CHEMICAL BANK


By:    /s/John F. Gehebe
Name:     John F. Gehebe
Title:    Assistant Vice President


THE BOATMEN'S NATIONAL BANK OF ST. LOUIS


By:    /s/Thomas C. Guyton
Name:     Thomas C. Guyton
Title:    Vice President


MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION


By:    /s/John Holland
Name:     John Holland
Title:  Vice President






                                 Page 16